SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

☒ Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2005

BERTUCCI’S CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number    333-62775

Delaware	06-1311266
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

155 Otis Street, Northborough, Massachusetts	01532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 351-2500

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2005, the Company’s management and Audit Committee of the Board of Directors determined the Company’s previously employed methods of accounting for leases and leasehold improvements are not appropriate and the Company’s previously filed financial statements for fiscal years 2002 through 2003 and the first three quarters of 2004 (the “Subject Periods”) should be restated.

Historically, when accounting for leases with renewal options, the Company had recorded rent expense on a straight-line basis over the initial non-cancelable lease term, with the term commencing when actual rent payments began.  When accounting for depreciation of its leasehold improvements, the Company used a useful life equal to the shorter of the lease term, including exercisable option periods, or the useful life of the asset.  Further, the Company recorded tenant improvement allowances provided by landlords, including improvements funded by landlord incentives as well as allowances under operating leases, as a reduction of the cost of the leasehold improvements.

Following a review of its lease accounting treatment and relevant accounting literature, in consultation with Deloitte & Touche, LLP, its current independent registered public accounting firm, the Company determined that it should restate its financial statements to: (1) recognize rent expense on a straight-line basis over the lease term, commencing on the date of the Company’s possession and extending through exercisable option periods, where failure to exercise such options would result in an economic penalty that makes it reasonably assured the option will be exercised; and (2) record tenant improvement allowances as an obligation to be amortized over the lease term, rather than netting those allowances against the cost of leasehold improvements.

As a result of these anticipated adjustments, the Company expects its rent and depreciation expense will be increased for the Subject Periods.  The Company does not expect these changes to have any impact on the Company’s cash flow, revenue or comparable restaurant sales.  The Company is working diligently to complete its review of these matters and quantify the impact on each of the prior periods affected.  Once the Company’s review is completed, the Company will restate its historical financial statements for the Subject Periods.  Accordingly, the financial statements and the related independent auditors’ reports contained in the Company’s prior filings with the Securities and Exchange Commission relating to the Subject Periods should no longer be relied upon.

The impact of these adjustments will be reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERTUCCI’S CORPORATION.

(Registrant)

Date:	March 15, 2005	By:	/s/ David G. Lloyd
David G. Lloyd
Chief Financial Officer